                                                                    EXHIBIT 4.6

================================================================================
                           STOCK OPTION CERTIFICATE

       1999 Pinnacle Oil International, INC. EXECUTIVE STOCK OPTION PLAN
       -----------------------------------------------------------------

          [To be prepared by the Company and signed by the Recipient]

================================================================================

Name of Recipient.........................

Capacity of Recipient.....................   Executive Officer

Legal Address/Domicile of Recipient.......

Citizenship of Recipient..................   [_]  United States                        [_]  Canada
                                             [_]  Other:
                                                                                -------------------------------------

Number of Option Shares...................   ______________

Option Price per Option Share.............   ______________

Classification of Option..................   [_]  Non-Qualified Option                 [_]  Incentive Option

Vesting...................................   [_]  Fully Vested
                                             [_]  Continuous Service Vesting (see sections 2 through 4 below)

                                                  Continuous Services Vesting Date:   ______________

Option Expiration Date....................   ______________ (subject to section 4 below)

Option Effective Date.....................   ______________

U.S. Federal Exemption To Be Relied
 Upon at the Time of  Exercise............

Blue Sky Exemption Relied Upon............

================================================================================

The securities offered hereby have not been registered with, or approved or disapproved by, the United States Securities and Exchange Commission or any state, territorial or provincial securities regulatory agency, including the Alberta Securities Commission, nor has the Securities and Exchange Commission or any state, territorial or provincial securities regulatory agency, including the Alberta Securities Commission, reviewed or passed upon or endorsed the merits of the offering contemplated by this Stock Option Certificate or the accuracy or adequacy of any offering materials, including the 1999 Pinnacle Oil International, Inc. Executive Stock Option Plan or the Plan Summary for such Executive Stock Option Plan. Any representation to the contrary is a criminal offense. These securities are speculative and involve a high degree of risk and substantial and immediate dilution. There is a limited public market for the sale of these securities by the recipient. These securities may not be sold or transferred unless registered, or the recipient provides the company an opinion of counsel satisfactory to the Company, or its legal counsel, that such registration is not required by reason of an exemption or otherwise. As a result, these securities are suitable only for certain sophisticated and qualified investors who can bear the financial risk of an investment in these securities for an indefinite period of time.

================================================================================

                                                                          No 0__
================================================================================
THIS STOCK OPTION CERTIFICATE is entered into between Pinnacle Oil International, Inc., a Nevada corporation (the "Company"), whose principal executive office is located at 840 7th Avenue, Suite 750, Phoenix Place, S.W., Calgary, Alberta, Canada, T2P 3G2, and the Recipient identified on the first page of this Stock Option Certificate (the "Recipient"), pursuant to that certain 1999 Pinnacle Oil International, Inc. Executive Stock Option Plan dated April 27, 1999, as such Plan may be amended and/or restated from time to time (the "Plan"). Subject to the terms of this Stock Option Certificate, the Recipient's rights to purchase the Option Shares are governed by the Plan, the terms of which are incorporated herein by this reference. Defined terms in this Stock Option Certificate shall have the same meaning as defined terms in the Plan.

1.  GRANT OF OPTION

    This Stock Option Certificate certifies that the Company has granted to the Recipient, pursuant to the terms of the Plan, a stock option (the "Option") to purchase, in whole or in part, the number of Option Shares designated on the first page of this Stock Option Certificate (collectively and severally, the "Option Shares"), representing shares of the common stock, par value $0.001 (the "Common Stock") of the Company, at the exercise or Option Price per Option Share designated on the first page of this Stock Option Certificate (the "Option Price"), subject to the following terms and conditions.

2.  CONTINUOUS SERVICE VESTING

    If the Option Shares are subject to vesting by reason of the Continuous Service Vesting designation set forth on the first page of this Stock Option Certificate, then, subject to section 5.05 of the Plan, the Option
                                         ------------
    Shares are subject to vesting based upon continued performance of services in the capacity set forth on the first page of this Stock Option Certificate through the Continuous Service Vesting Date (as such date is defined on the first page of this Stock Option Certificate), subject, however, to the following:

     (a)  Death or Disability.   In the event of the death or Disability of the
          -------------------
          Recipient (as such latter term is defined in the Recipient's Employment Agreement), all unvested Options Shares which would have
                                     --------
          vested within the twelve (12) month period following the date of death or Disability will vest effective as of the date of death or Disability, and the prospective right to purchase the balance of the remaining unvested Option Shares shall lapse.
                    --------

     (b)  Termination By Company For Cause Or By Recipient Without Good Reason.
          --------------------------------------------------------------------
          In the event the Recipient's employment with the Company is terminated, and such termination is attributable to (i) an event defined as Termination By Company for Cause (as such term is defined in the Recipient's Employment Agreement); and/or (ii) termination by the Recipient which does not constitute Termination By Executive For
                                   ---
          Good Reason (as such term is defined in the Recipient's Employment Agreement); then the prospective right to purchase unvested Option
                                                             --------
          Shares shall lapse to the extent such rights do not vest prior to the effective date of termination.

     (c)  Termination By Company Without Cause Or By Recipient With Good Reason;
          ----------------------------------------------------------------------
          Change Of Control.   In the event the Recipient's employment with the
          -----------------
          Company is terminated, and such termination is attributable to (i) an event defined as a Termination by Executive for Good Reason (as such term is defined in the Recipient's Employment Agreement); (ii) termination by the Company which does not constitute a Termination By Company for Cause (as such term is defined in the Recipient's Employment Agreement) and/or (iii) an event defined as a Change in Control (as such term is defined in the Recipient's Employment Agreement); then the prospective right to purchase unvested Option
                                                             --------
          Shares shall vest as of the effective date of termination.

                                                                      No. 0__
================================================================================
3. CONTINUOUS SERVICE VESTING -- ACCELERATION OF VESTING IN THE EVENT OF TERMINATION OF RECIPIENT

    If the Option Shares are subject to vesting by reason of the Continuous Service Vesting designation set forth on the first page of this Stock Option Certificate, then the prospective right to purchase unvested Option
                                                               --------
    Shares shall, subject to the vesting provisions of section 2 of this Stock
                                                        ---------
    Option Certificate, immediately lapse if such right does not vest prior to Termination Of Recipient.

4.  TERM OF OPTION

    The right to exercise the Options granted by this Stock Option Certificate shall commence on the Option Effective Date designated on the first page of this Stock Option Certificate, and shall expire and be null and void ab initio and of no further force or effect to the extent not exercised by 5:00 p.m. M.S.T., on the Option Expiration Date designated on the first page of this Stock Option Certificate (the "Option Expiration Date"); provided, however, if the Option Shares are subject to the Continuous Service Vesting designation set forth on the first page of this Stock Option Certificate, then, pursuant to section 5.05 of the Plan but subject to the vesting
                      ------------
    provisions of section 2 of this Stock Option Certificate, in the event of
                  ---------
    Termination Of Recipient, the expiration date shall be accelerated to two
    (2) years after the effective date of Termination Of Recipient (if earlier than the Option Expiration Date).

5.   DELIVERIES; MANNER OF EXERCISE AND PAYMENT

     This Option shall be exercised by delivery of the following to the Secretary of the Company at the Company's principal executive offices: (i) this Stock Option Certificate, duly signed by the Recipient; (ii) full payment for the Option Shares to be purchased in (1) immediately available funds (in U.S. dollars); (2) if then employed by the Company, shares of Common Stock pursuant to section 5.06A of the Plan; (3) if then employed by
                              -------------
     the Company, surrender or relinquishment of rights to acquire Common Stock pursuant to section 5.06B of the Plan; (4) if and to the extent consented
                 -------------
     to by the Board, a promissory note pursuant to section 5.06D of the Plan;
                                                    -------------
     and/or (5) if and to the extent consented to by the Board, other property constituting good and valuable consideration pursuant to section 5.06F of
                                                              -------------
     the Plan; and (iii) a Consent of Spouse (as such consent is defined in the Plan) from the spouse of the Recipient, if any, duly signed by such spouse.

6.  EXERCISE AND TRANSFER OF OPTION

    Options may only be exercised by the original Recipient hereof, and may not be Transferred by such Recipient, except upon and following the Death of a Recipient (if a natural person), but only to the Recipient's Successors as provided in sections 8.02 and 8.03 of the Plan. Any Transfer or exercise
                -------------     ----
    of an Option so Transferred in violation of this Stock Option Certificate shall be null and void ab initio and of no further force and effect.

7.  MISCELLANEOUS

    (a)  Preparation of Stock Option Certificate; Costs and Expenses. This Stock
         -----------------------------------------------------------
         Option Certificate was prepared by the Company solely on behalf of the Company. Each party acknowledges that: (i) he, she or it had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto;
         (ii) the terms of the transaction contemplated by this Stock Option Certificate are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transaction contemplated by this Stock Option Certificate without duress or coercion. Each party further acknowledges such party was not represented by the legal counsel of any other party hereto in connection with the transaction contemplated by this Stock Option Certificate, nor was such party under any belief or understanding that such legal counsel was representing his, her or its interests. Except as

                                                                          No.0__
================================================================================
         expressly set forth in this Stock Option Certificate, each party shall pay all legal and other costs and expenses incurred or to be incurred by such party in negotiating and preparing this Stock Option Certificate; in performing due diligence or retaining professional advisors; in performing any transactions contemplated by this Stock Option Certificate; or in complying with such party's covenants, agreements and conditions contained herein. Each party agrees that no conflict, omission or ambiguity in this Stock Option Certificate, the Plan and/or the Plan Summary or the interpretation thereof, shall be presumed, implied or otherwise construed against the Company or any other party to this Stock Option Certificate on the basis that such party was responsible for drafting this Stock Option Certificate.

    (b)  Cooperation.   Each party agrees, without further consideration, to
         -----------
         cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Stock Option Certificate, all without undue delay or expense.

    (c)  Interpretation.
         --------------

        (i)   Survival. All representations and warranties made by any party in
              --------
              connection with any transaction contemplated by this Stock Option Certificate shall, irrespective of any investigation made by or on behalf of any other party hereto, survive the execution and delivery of this Stock Option Certificate and the performance or consummation of any transaction described in this Stock Option Certificate.

        (ii)  Entire Agreement/No Collateral Representations.   Each party
              ----------------------------------------------
              expressly acknowledges and agrees that this Stock Option Certificate, together with and subject to the Plan and the Plan
              Summary: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, proposals, commitments, guarantees, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements. No prior drafts of this Stock Option Certificate, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Stock Option Certificate.

        (iii)  Amendment; Waiver; Forbearance.   Except as expressly provided
               ------------------------------
               otherwise herein, neither this Stock Option Certificate nor any of the terms, provisions, obligations or rights contained herein may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except as provided in the Plan or by a written instrument or instruments signed by all of the parties to this Stock Option Certificate. No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Stock Option Certificate, or of any extension of time for performance of any such act or obligation, or of any right granted under this Stock Option Certificate, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Stock Option Certificate, or any preceding or subsequent breach thereof. No forbearance by a party to seek a remedy for any noncompliance or breach by another

                                                                          No.0__
================================================================================
               party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

        (iv)   Remedies Cumulative. The remedies of each party under this Stock
               -------------------
               Option Certificate are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled, at law or in equity.

        (v)    Severability. If any term or provision of this Stock Option
               ------------
               Certificate or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event: (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Stock Option Certificate, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Stock Option Certificate (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

        (vi)   Parties in Interest. Notwithstanding anything else to the
               -------------------
               contrary herein, nothing in this Stock Option Certificate shall confer any rights or remedies under or by reason of this Stock Option Certificate on any persons other than the parties hereto and their respective successors and assigns, if any, as may be permitted under the Plan or hereunder, nor shall anything in this Stock Option Certificate relieve or discharge the obligation or liability of any third person to any party to this Stock Option Certificate, nor shall any provision give any third person any right of subrogation or action over or against any party to this Stock Option Certificate.

        (vii)  No Reliance Upon Prior Representation. Each party acknowledges
               -------------------------------------
               that: (i) no other party has made any oral representation or promise which would induce them prior to executing this Stock Option Certificate to change their position to their detriment, to partially perform, or to part with value in reliance upon such representation or promise; and (ii) such party has not so changed its position, performed or parted with value prior to the time of the execution of this Stock Option Certificate, or such party has taken such action at its own risk.

        (viii) Headings; References; Incorporation; "Person"; Gender; Statutory
               ----------------------------------------------------------------
               References. The headings used in this Stock Option Certificate
               ----------
               are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Stock Option Certificate or any provision hereof. References to this Stock Option Certificate shall include all amendments or renewals thereof. All cross-references in this Stock Option Certificate, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Stock Option Certificate, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any Exhibit referenced in this Stock Option Certificate shall be construed to be incorporated in this Stock Option Certificate by such reference. As used in this Stock Option Certificate, the term "person" is defined in its broadest sense as any individual, entity or fiduciary who has legal standing to enter into this Stock Option Certificate such as, by way of example and not limitation, individual or natural persons and trusts. As used in this Stock Option Certificate, each gender shall be deemed to include the other gender, including neutral genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires. Any

                                                                          No.0__
================================================================================
              reference to statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

    (d)  Enforcement.
         -----------
        (i)   Applicable Law. This Stock Option Certificate and the rights and
              --------------
              remedies of each party arising out of or relating to this Stock Option Certificate (including, without limitation, equitable remedies) shall (with the exception of the Securities Act and the Blue Sky Laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the Province of Alberta, Canada, as if this Stock Option Certificate were made, and as if its obligations are to be performed, wholly within the Province of Alberta, Canada.

        (ii)  Consent to Jurisdiction; Service of Process. Any "action or
              -------------------------------------------
              proceeding" (as such term is defined below) arising out of or relating to this Stock Option Certificate shall be filed in and heard and litigated solely before the provincial courts of Alberta, Canada, located within the City of Calgary, Alberta, Canada. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein; consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Stock Option Certificate; and waives any defense or right to object to venue in said courts based upon the doctrine of "forum non conveniens." The term "action or proceeding" is defined as any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal.

        (iii) Waiver of Right to Jury Trial.   Each party hereby waives such
              -----------------------------
              party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Stock Option Certificate. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby; that each other party has already relied upon this waiver in entering into this Stock Option Certificate; and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel.

   (e)  Successors and Assigns.   All of the representations, warranties,
        ----------------------
        covenants, conditions and provisions of this Stock Option Certificate shall be binding upon and shall inure to the benefit of each party and such party's respective successors and permitted assigns, spouses, heirs, executors, administrators, and personal and legal representatives.

   (f)  Notices. Except as otherwise specifically provided in this Stock Option
        -------
        Certificate, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "notices") required or permitted to be given hereunder shall be given in accordance with the notice provisions in the Plan.

   (g)  Counterparts.   This Stock Option Certificate may be executed in
        ------------
        counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Stock Option Certificate may be detached from any counterpart of this Stock Option Certificate and reattached to any other counterpart of this Stock Option Certificate identical in form hereto by having attached to it one or more additional signature pages.

                                                                          NO.0__
================================================================================

WHEREFORE, the parties hereto have for purposes of this Stock Option Certificate executed this Stock Option Certificate in Calgary, Alberta, Canada, effective as of the Option Effective Date first set forth on the first page of this Stock Option Certificate.

COMPANY:

Pinnacle Oil International, Inc.,
a Nevada corporation


By:
   ----------------------------


RECIPIENT:


-------------------------------

                                                                          No.0__
================================================================================
                     Attachment to Stock Option Certificate

                       NOTICE OF EXERCISE OF STOCK OPTION
                       ----------------------------------

          [To be signed by the Recipient only upon exercise of Option]


TO:  Secretary
     Pinnacle Oil International, Inc.
     840 7th Avenue, Suite 750, Phoenix Place, S.W.
     Calgary, Alberta, Canada  T2P 3G2

The undersigned, the holder of Options under that certain Stock Option Certificate (the "Option Certificate") dated effective ____________ between Pinnacle Oil International, Inc., a Nevada corporation (the "Company") and the undersigned (the "Recipient"), hereby irrevocably elects, in accordance with the terms and conditions of that certain 1999 Pinnacle Oil International, Inc. Executive Stock Option Plan dated April 27, 1999, as it may be amended from time to time (the "Plan"), under which the Stock Option Certificate was granted, to exercise the undersigned's Option under the Plan to purchase
(______________)(1) shares of the common stock, no par value ("Common Stock") of the Company (collectively and severally, the "Option Shares"), for the aggregate purchase price of ($______________).(2).

     (1) Insert number of Option Shares as specified in the Stock Option Certificate which are vested Option Shares (as defined by the Plan) which the Recipient is exercising the Recipient's Option to purchase.

     (2) Number of Option Shares to be exercised as specified above multiplied by the Option Price per share ($_______ per share).

The Recipient hereby makes the following acknowledgments to the Company:

A. That the Company shall have the right, if the Recipient is an Employee as of the date of his, her or its exercise of the Option, to withhold from the Recipient's compensation such amounts as may be sufficient to satisfy any federal, state, territorial and/or provincial withholding tax requirements incident to such exercise pursuant to section 5.06(ii) of the Plan, and the
                                          ---------------
    Recipient shall remit to the Company any additional amounts which may be required.

B. That the Company shall have the right (unless the Company in its sole discretion, and without any obligation to do so) registers the Option Shares under Form S-8 or any comparable registration statement) to place the following legend (or any variation thereof determined appropriate by the Company) on the share certificate or certificates for the Option Shares to comply with applicable federal, state and territorial securities laws:

     "The securities represented by this certificate have not been (1) registered under the United States Securities Act of 1933, as amended, in reliance upon an exemption from registration afforded by such act, or (2) registered under the securities laws of any state or territory of the United States which may be applicable, in reliance upon an exemption from registration afforded by such state or territorial securities laws. These securities have been acquired for the holder's own account for investment purposes and not with a view for resale or distribution.

     These securities may not be sold or transferred within the United States or any of its territories unless (1) they have been registered under the United States Securities Act of 1933 as well as under the securities laws of any state or territory of the united states as may then be applicable, or (2) the transfer agent (or the company if then acting as its transfer agent) is presented with either a written opinion satisfactory to counsel for the Company or a no-action or interpretive letter from the United States Securities and Exchange Commission and any applicable state or territorial securities regulatory agency to the effect that such registration is not required under the circumstances of such sale or transfer."

C. That the Company shall have the right (unless the Company in its sole discretion, and without any obligation to do so) obtains a discretionary order from any applicable provincial securities commission, to place the following legend (or any variation thereof determined appropriate by the Company) on the share certificate or certificates for the Option Shares to comply with applicable provincial securities laws:

     "Residents of Alberta or any other province of Canada are subject to an indefinite hold period, and the transfer of these securities by a resident of these provinces can only be effectuated pursuant to an exemption from the registration and prospectus requirements of the applicable securities act of such provinces or pursuant a discretionary order of the applicable securities commission."

D. That the Company shall have the right to place the following legend (or any variation thereof determined appropriate by the Company) on the share certificate or certificates for the Option Shares to comply with the Drag-Along Rights granted to the Company pursuant to Article XV of the Plan:

     "The securities represented by this certificate are subject to certain drag-along rights set forth in full in that certain 1999 Pinnacle Oil International, Inc. Executive Stock Option Plan dated April 27, 1999, as it may be amended or restated from time to time, a copy of which may be inspected by authorized persons at the principal office of the Company, and all the provisions of which are incorporated by reference in this certificate."

The Recipient hereby makes the following representations, warranties or covenants to the Company, each of which is deemed to be a separate representation, warranty and covenant:

A. The Recipient's permanent legal residence and domicile, if the Recipient is an individual, or permanent legal executive offices and principal place of business, if the Recipient is an Entity, is in the State, territory or province specified below the Recipient's signature below on this Notice as of the time of his, her or its exercise of the Stock Option Certificate.

B.   The Recipient, if a natural person, is age eighteen (18) or over.

C. The Recipient has received a copy of the Plan as well as a copy of the 1999 Pinnacle Oil International, Inc. Executive Stock Option Plan Summary (the "Plan Summary"), which explains the administration and operation of the Plan, risk factors concerning an investment in the Common Stock and the Company, the tax consequences of grants of Options under the Plan, and certain other relevant matters pertaining to the Plan, and has read and understood the Plan and the Plan Summary.

D.   The Recipient:

     1. has taken the opportunity, prior to exercising the Option, to engage such investment professionals and advisors including, without limitation, accountants, appraisers, investment, tax and legal advisors, each of whom are independent of the Company and its advisors and agents, to:

                                                                          No.0__
================================================================================
          (A) conduct such due diligence review as the Recipient and/or such investment professionals and advisors deem necessary or advisable; and

          (B) to provide such opinions as to (i) the investment merits of a proposed investment in the Option Shares, the tax consequences of the grant and exercise of the Option, and the subsequent disposition of the Option Shares, and (ii) the effect of same upon the Recipient's personal financial circumstances, as the Recipient and/or his, her or its investment professionals and advisors have or may deem advisable; and

     2. has received, to the extent he, she or it has availed himself, herself or itself of these opportunities, satisfactory information and answers from such investment professionals and advisors.

E. Without limiting the generality of the immediately preceding paragraph, prior to exercising the Option:

     1. the Recipient and his, her or its investment professionals and advisors have taken the opportunity, to the extent the Recipient and/or such investment professionals and advisors have determined it to be necessary, to:

          (A) be provided with financial and other written information (in addition to that contained in the Plan and Plan Summary);

          (B) ask questions and receive answers concerning the terms and conditions of the Stock Option Certificate, an investment in the Option Shares, and the business of the Company and its finances; and

          (C)  review all documents, books and records of the Company; and

     2. the Recipient and/or his, her or its investment professionals and advisors have received, to the extent they have availed themselves of these opportunities, satisfactory information and answers.

F. With the exception of written information given to the Recipient by the principal executive officers of the Company, no person has provided any information (other than the provision of the Plan and Plan Summary), or made any representations to the Recipient, concerning the Company or its past, present or future business; on which the Recipient has relied in offering to purchase the Option Shares.

G.   The Recipient has been informed and understands and agrees as follows:

     1. Unless and to the extent the Company has registered the Option Shares there are substantial restrictions on the transferability of the Option Shares as set forth in the Plan and as are more particularly described in the Plan Summary;

     2.   as a result of such restrictions,

          (A) it may not be possible for the Recipient to sell or otherwise liquidate the Option Shares in the case of emergency and/or other need, and the Recipient must therefore be able to hold the Option Shares until the lapse of said restrictions,

          (B) the Recipient must have adequate means of providing for the Recipient's current needs and personal contingencies, and

          (C) the Recipient must have no need for liquidity in an investment in the Option Shares; and

                                                                          No.0__
================================================================================

     3. the Recipient has evaluated the Recipient's financial resources and investment position in view of the foregoing, and the Recipient is able to bear the economic risk of an investment in the Option Shares.

H.   Unless and to the extent the Company has registered the Option Shares:

     1. the Option Shares will be purchased by the Recipient as principal and not by any other person, with the Recipient's own funds and not with the funds of any other person, and for the account of the Recipient and not as a nominee or agent and not for the account of any other person;

     2. the Recipient will purchase the Option Shares for investment purposes only for an indefinite period, and not with a view to the sale or distribution of any part or all thereof by public or private sale or other disposition; and

     3. no person other than the Recipient will have any interest, beneficial or otherwise, in the Option Shares, and the Recipient is not obligated (and will not be obligated at time of exercise) to transfer the Option Shares to any other person, nor does the Recipient have any agreement or understanding to do so.

I. The Recipient has complied with all applicable investment laws and regulations in force relating to the legality of an investment in the Option Shares by the Recipient in any jurisdiction in which he, she or it purchases the Option Shares, and has obtained any consent, approval or permission required of him, her or it for the purchase of the Option Shares under the investment laws and regulations in force in any jurisdiction to which he, she or it is subject, or in which he, she or it makes such purchase, and the Company shall have no responsibility therefor.

J. With the exception of the provision of the Plan and the Plan Summary, the Recipient has not seen, received, been presented with or been solicited by any advertisement, article, notice, leaflet or other communication (whether published in any newspaper, magazine, or similar media or broadcast over television or radio or otherwise generally disseminated or distributed); or through any public or promotional seminar or meeting to which the Recipient was invited through any such advertisement, article, notice, leaflet or other communication.

K. The Recipient has not retained an broker-dealer, placement agent or finder to whom the Company will have any obligation to pay any commissions or fees.

Each of the foregoing representations, warranties, and covenants of the Recipient shall be deemed made as of the date the Recipient exercises this Option, and shall survive the date of closing with respect to the exercise of the last Option hereunder.

Signature must conform in all respects to name of Recipient as specified in the Plan, unless the undersigned is the Recipient's Successor, in which case the undersigned must submit appropriate proof of right of the undersigned to exercise the Option.

                         Signature:
                                       -----------------------------------------
                         Print Name:
                                       -----------------------------------------
                         Address:
                                       -----------------------------------------
                                       -----------------------------------------

                         Date:         -----------------------------------------